Exhibit 99.1
News Release
For Immediate Release: December 7, 2016
H&R Block Announces Fiscal 2017 Second Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal 2017 second quarter ended October 31, 2016. The company normally reports a second quarter operating loss due to the seasonality of its tax business. The fiscal second quarter typically represents less than 5% of annual revenues and approximately 15% of annual expenses.
Second Quarter Financial Summary1

•	Total revenues increased $3 million as a result of favorable foreign exchange rates and the recognition of deferred revenues associated with the Peace of Mind product

•
Total operating expenses declined $23 million due to one-time costs incurred in the prior year related to the divestiture of H&R Block Bank and capital structure transactions, coupled with savings from cost reduction efforts

•
Net loss from continuing operations was flat to prior year; loss per share increased $0.13 due entirely to reduction in share count, which will be accretive on a full year basis, but negatively impacts those quarters with a net loss

•	Repurchased approximately 7.6 million shares for an aggregate purchase price of $168 million during the second quarter, bringing total share repurchases for fiscal 2017 to 9.6 million shares
CEO Perspective
"I'm pleased with our second quarter results, as revenues were up and expenses were down. I'm also extremely excited for the upcoming tax season. We have been hard at work developing and implementing a comprehensive and aggressive plan designed to deliver stronger results in tax season 2017," said Bill Cobb, H&R Block's president and chief executive officer. "Our associates and franchisees are excited about our new promotional offerings, including the previously announced interest-free Refund Advance loan and planned changes to our service delivery models. We are ready for the tax season to begin."
Fiscal 2017 Second Quarter Results From Continuing Operations

	Actual		Adjusted[3]
(in millions, except EPS)	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2016
Revenue	$131	$128	$131	$128
Pretax Loss	$(228)	$(238)	$(229)	$(225)
Net Loss	$(143)	$(143)	$(144)	$(135)
Weighted-Avg. Shares - Diluted	215.5	266.3	215.5	266.3
EPS[2]	$(0.67)	$(0.54)	$(0.67)	$(0.51)
EBITDA[3]	$(160)	$(181)	$(161)	$(169)

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.
3 The company reports adjusted financial performance, and other non-GAAP financial measures, which it believes are a better indication of the company's core operations. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Income Statement

▪
Total revenues increased $2.9 million to $131.3 million, partially as a result of favorable foreign exchange rates and tax preparation revenues in international operations. Additionally, deferred revenue recognition from increased Peace of Mind product sales in prior fiscal years also positively impacted revenues. These increases were partially offset by lower domestic tax preparation revenues as well as the impact of the divestiture of H&R Block Bank.

▪
Total operating expenses decreased $22.9 million to $339.4 million. Contributing to the decline were the prior year one-time costs associated with the divestiture of H&R Block Bank and the subsequent capital structure transactions. Lower compensation expense resulting from the company's cost reduction efforts also positively impacted expenses. These were partially offset by increased occupancy and amortization expenses related to competitor and franchise acquisitions in the prior year.

▪	Interest expense increased $8.4 million to $22.6 million primarily due to $1 billion of long-term debt issued in September 2015.

▪	Pretax loss decreased $9.3 million to $228.5 million.

▪
Loss per share from continuing operations increased $0.13 to $0.67, due entirely to the reduction in share count, which will be accretive on a full year basis, but negatively impacts those quarters with a net loss.

CFO Perspective
"Our expense reduction efforts are starting to bear results," said Tony Bowen, H&R Block's chief financial officer. "These reductions will enable us to fund client growth initiatives to deliver a successful fiscal year 2017."
Balance Sheet

▪
Mortgage loans previously classified as held for investment were reclassified to mortgage loans held for sale as the company intends to liquidate the portfolio during the third fiscal quarter and receive approximately $190 million in cash proceeds.

▪
Long-term debt increased due to line of credit borrowings of $475 million. Although these amounts are intended to cover short-term offseason liquidity needs, they are classified as long-term debt due to the maturity date of the line of credit agreement.

▪	Stockholders' equity from October 31, 2015 was reduced by share repurchase and subsequent retirement of 25.5 million shares of common stock for approximately $717 million.

▪
Details regarding the divestiture of H&R Block Bank and related agreements, capital structure transactions and share repurchase program can be found in previously filed press releases, and Forms 8-K filed with the Securities and Exchange Commission, in September and October of 2015.

Discontinued Operations
The accrual for contingent losses related to representation and warranty claims at Sand Canyon Corporation, a separate legal entity from H&R Block, Inc., remained unchanged at $26 million.

Share Repurchases and Dividends
During the second quarter of fiscal 2017, the company repurchased and retired approximately 7.6 million shares at an aggregate price of $168.4 million, or $22.16 per share. As of October 31, 2016, 211.5 million shares were outstanding.

The company completed these share repurchases under a $3.5 billion share repurchase program approved by the company’s board of directors in August 2015, which runs through June 2019. Under this program, the company has repurchased approximately 66 million shares of its common stock, or 23.9% of outstanding shares, for an aggregate purchase price of approximately $2.2 billion.

As previously announced, a quarterly cash dividend of 22 cents per share is payable on January 3, 2017 to shareholders of record as of December 5, 2016. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.
Conference Call
Discussion of the fiscal 2017 second quarter results, future outlook and a general business update will occur during the company’s previously announced fiscal second quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on December 7, 2016. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:

U.S./Canada (866) 872-0323 or International (443) 842-7595
Conference ID: 89483597

The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.

A replay of the call will be available beginning at 7:30 p.m. Eastern time on December 7, 2016, and continuing until January 7, 2017, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 89483597. The webcast will be available for replay December 8, 2016 at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2016, H&R Block had annual revenues of over $3 billion with 23.2 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom at http://newsroom.hrblock.com/.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 in the section entitled "Risk Factors” and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at
http://investors.hrblock.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Gene King, (816) 854-4672, gene.king@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2016	2015	2016	2015

REVENUES:
Service revenues	$118,940	$113,420	$231,324	$231,854
Royalty, product and other revenues	12,392	14,995	25,193	34,279
	131,332	128,415	256,517	266,133
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	57,728	62,694	110,083	118,483
Occupancy and equipment	99,067	95,051	193,492	184,906
Provision for bad debt	(131)	1,182	1,286	3,187
Depreciation and amortization	29,911	28,358	57,378	55,442
Other	39,127	39,116	74,549	77,891
	225,702	226,401	436,788	439,909
Selling, general and administrative:
Marketing and advertising	12,001	12,965	19,562	21,496
Compensation and benefits	58,293	61,593	115,815	116,262
Depreciation and amortization	15,839	13,991	29,654	27,001
Other selling, general and administrative	27,519	47,298	47,444	69,280
	113,652	135,847	212,475	234,039
Total operating expenses	339,354	362,248	649,263	673,948

Other income, net	2,180	10,505	5,148	10,938
Interest expense on borrowings	(22,620)	(14,181)	(44,086)	(22,756)
Other expenses, net	(7)	(210)	(334)	(5,195)
Loss from continuing operations before income tax benefit	(228,469)	(237,719)	(432,018)	(424,828)
Income tax benefit	(85,054)	(95,201)	(167,577)	(185,805)
Net loss from continuing operations	(143,415)	(142,518)	(264,441)	(239,023)
Net loss from discontinued operations	(2,805)	(2,489)	(5,452)	(5,643)
NET LOSS	$(146,220)	$(145,007)	$(269,893)	$(244,666)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.67)	$(0.54)	$(1.21)	$(0.88)
Discontinued operations	(0.01)	(0.01)	(0.03)	(0.02)
Consolidated	$(0.68)	$(0.55)	$(1.24)	$(0.90)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	215,535	266,267	218,009	271,016

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	October 31, 2016	October 31, 2015	April 30, 2016

ASSETS
Cash and cash equivalents	$232,510	$360,681	$896,801
Cash and cash equivalents — restricted	109,538	42,781	104,110
Receivables, net	104,764	94,760	153,116
Deferred tax assets and income taxes receivable	—	145,912	—
Prepaid expenses and other current assets	73,555	80,764	66,574
Mortgage loans held for sale, net	183,107	—	—
Total current assets	703,474	724,898	1,220,601
Mortgage loans held for investment, net	—	220,671	202,385
Property and equipment, net	293,060	298,602	293,565
Intangible assets, net	433,135	466,224	433,885
Goodwill	477,360	442,068	470,757
Deferred tax assets and income taxes receivable	81,755	11,264	120,123
Other noncurrent assets	93,394	114,746	105,909
Total assets	$2,082,178	$2,278,473	$2,847,225
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$139,808	$141,070	$259,586
Accrued salaries, wages and payroll taxes	40,754	37,512	161,786
Accrued income taxes and reserves for uncertain tax positions	68,832	67,732	373,754
Current portion of long-term debt	903	808	826
Deferred revenue and other current liabilities	184,560	319,426	243,653
Total current liabilities	434,857	566,548	1,039,605
Long-term debt and line of credit borrowings	1,967,206	1,490,514	1,491,375
Deferred tax liabilities and reserves for uncertain tax positions	117,553	140,539	132,960
Deferred revenue and other noncurrent liabilities	120,033	108,115	160,182
Total liabilities	2,639,649	2,305,716	2,824,122
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,506	2,761	2,602
Additional paid-in capital	751,229	757,816	758,230
Accumulated other comprehensive loss	(17,122)	(16,208)	(11,233)
Retained earnings (deficit)	(538,242)	3,573	40,347
Less treasury shares, at cost	(755,842)	(775,185)	(766,843)
Total stockholders’ equity (deficiency)	(557,471)	(27,243)	23,103
Total liabilities and stockholders’ equity	$2,082,178	$2,278,473	$2,847,225

Note: Effective May 1, 2016, we adopted the provisions of Accounting Standards Update No. 2015-3, "Interest - Imputation of Interest," (ASU 2015-3) on a retrospective basis. Accordingly, debt issuance costs related to our Senior Notes are included in long-term debt in the consolidated balance sheets. Amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended October 31,	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(269,893)	$(244,666)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	87,032	82,443
Provision for bad debt	1,286	3,187
Deferred taxes	6,489	20,282
Stock-based compensation	12,472	13,876
Changes in assets and liabilities, net of acquisitions:
Cash and cash equivalents — restricted	(5,421)	49,113
Receivables	48,653	67,373
Prepaid expenses and other current assets	(7,386)	(6,173)
Other noncurrent assets	7,713	7,518
Accounts payable and accrued expenses	(99,378)	(79,918)
Accrued salaries, wages and payroll taxes	(120,672)	(106,504)
Deferred revenue and other current liabilities	(46,531)	(3,188)
Income tax receivables, accrued income taxes and income tax reserves	(282,234)	(334,245)
Deferred revenue and other noncurrent liabilities	(52,548)	(49,669)
Other, net	(5,379)	(22,142)
Net cash used in operating activities	(725,797)	(602,713)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales, maturities of and payments received on available-for-sale securities	144	434,261
Principal payments on mortgage loans, net	16,706	17,006
Capital expenditures	(44,918)	(38,779)
Payments made for business acquisitions, net of cash acquired	(36,151)	(61,846)
Franchise loans funded	(10,171)	(10,281)
Payments received on franchise loans	14,263	17,473
Other, net	4,336	7,246
Net cash provided by (used in) investing activities	(55,791)	365,080

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(50,000)	—
Proceeds from line of credit borrowings	525,000	—
Proceeds from issuance of long-term debt	—	996,831
Customer banking deposits, net	—	(326,705)
Transfer of HRB Bank deposits	—	(419,028)
Dividends paid	(95,971)	(110,338)
Repurchase of common stock, including shares surrendered	(215,511)	(1,517,786)
Proceeds from exercise of stock options	1,630	16,875
Other, net	(43,734)	(37,820)
Net cash provided by (used in) financing activities	121,414	(1,397,971)

Effects of exchange rate changes on cash	(4,117)	(10,905)

Net decrease in cash and cash equivalents	(664,291)	(1,646,509)
Cash and cash equivalents at beginning of the period	896,801	2,007,190
Cash and cash equivalents at end of the period	$232,510	$360,681

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$112,339	$132,096
Interest paid on borrowings	40,670	15,606
Accrued additions to property and equipment	12,920	4,573
Accrued purchase of common stock	7,143	—

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2016	2015	2016	2015
Revenues:
U.S. assisted tax preparation fees	$35,339	$36,403	$60,768	$63,688
U.S. royalties	6,828	6,680	13,353	13,406
U.S. DIY tax preparation fees	3,089	3,469	6,003	6,648
International revenues	43,539	40,071	82,414	80,665
Revenues from Refund Transfers	757	821	3,991	2,992
Revenues from Emerald Card®	8,644	9,808	21,709	25,497
Revenues from Peace of Mind® Extended Service Plan	22,689	19,325	49,720	47,028
Interest and fee income on Emerald Advance	655	417	1,459	731
Other	9,792	11,421	17,100	25,478
	131,332	128,415	256,517	266,133
Compensation and benefits:
Field wages	50,096	53,525	95,139	99,463
Other wages	42,207	46,127	84,307	87,996
Benefits and other compensation	23,718	24,635	46,452	47,286
	116,021	124,287	225,898	234,745
Occupancy and equipment	99,037	94,997	193,408	184,796
Marketing and advertising	12,001	12,965	19,562	21,496
Depreciation and amortization	45,750	42,349	87,032	82,443
Bad debt	(131)	1,182	1,286	3,187
Supplies	4,937	4,728	7,014	7,127
Other	61,739	81,740	115,063	140,154
Total operating expenses	339,354	362,248	649,263	673,948

Other income, net	2,180	10,505	5,148	10,938
Interest expense on borrowings	(22,620)	(14,181)	(44,086)	(22,756)
Other expenses, net	(7)	(210)	(334)	(5,195)
Pretax loss	(228,469)	(237,719)	(432,018)	(424,828)
Income tax benefit	(85,054)	(95,201)	(167,577)	(185,805)
Net loss from continuing operations	(143,415)	(142,518)	(264,441)	(239,023)
Net loss from discontinued operations	(2,805)	(2,489)	(5,452)	(5,643)
Net loss	$(146,220)	$(145,007)	$(269,893)	$(244,666)

Basic and diluted loss per share:
Continuing operations	$(0.67)	$(0.54)	$(1.21)	$(0.88)
Discontinued operations	(0.01)	(0.01)	(0.03)	(0.02)
Consolidated	$(0.68)	$(0.55)	$(1.24)	$(0.90)

Weighted average basic and diluted shares	215,535	266,267	218,009	271,016

EBITDA from continuing operations (1)	$(160,099)	$(181,145)	$(300,900)	$(319,449)
EBITDA from continuing operations - adjusted (1)	(160,676)	(168,760)	(300,665)	(306,106)

(1)	See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

NON-GAAP FINANCIAL MEASURES

	Three months ended October 31,		Six months ended October 31,
EBITDA	2016	2015	2016	2015

Net loss - as reported	$(146,220)	$(145,007)	$(269,893)	$(244,666)

Add back :
Discontinued operations, net	2,805	2,489	5,452	5,643
Income taxes of continuing operations	(85,054)	(95,201)	(167,577)	(185,805)
Interest expense of continuing operations	22,620	14,225	44,086	22,936
Depreciation and amortization of continuing operations	45,750	42,349	87,032	82,443
	(13,879)	(36,138)	(31,007)	(74,783)

EBITDA from continuing operations	$(160,099)	$(181,145)	$(300,900)	$(319,449)

Three months ended October 31,	2016
	Pretax loss	Net loss	EBITDA

From continuing operations	$(228,469)	$(143,415)	$(160,099)

Adjustments (pretax):
Loss contingencies - litigation	(577)	(577)	(577)
Tax effect of adjustments	—	217	—
	(577)	(360)	(577)

As adjusted - from continuing operations	$(229,046)	$(143,775)	$(160,676)

EPS - as reported		$(0.67)
Impact of adjustments		—
EPS - adjusted		$(0.67)

Three months ended October 31,	2015
	Pretax loss	Net loss	EBITDA

From continuing operations	$(237,719)	$(142,518)	$(181,145)

Adjustments (pretax):
Loss contingencies - litigation	71	71	71
Costs related to HRB Bank and recapitalization transactions	20,766	20,766	20,766
Gains on AFS securities	(8,426)	(8,426)	(8,426)
Gain on sales of tax offices/businesses	(26)	(26)	(26)
Tax effect of adjustments	—	(4,642)	—
	12,385	7,743	12,385

As adjusted - from continuing operations	$(225,334)	$(134,775)	$(168,760)

EPS - as reported		$(0.54)
Impact of adjustments		0.03
EPS - adjusted		$(0.51)

NON-GAAP FINANCIAL MEASURES
Six months ended October 31,	2016
	Pretax loss	Net loss	EBITDA

From continuing operations	$(432,018)	$(264,441)	$(300,900)

Adjustments (pretax):
Loss contingencies - litigation	235	235	235
Tax effect of adjustments	—	(85)	—
	235	150	235

As adjusted - from continuing operations	$(431,783)	$(264,291)	$(300,665)

EPS - as reported		$(1.21)
Impact of adjustments		—
EPS - adjusted		$(1.21)

Six months ended October 31,	2015
	Pretax loss	Net loss	EBITDA

From continuing operations	$(424,828)	$(239,023)	$(319,449)

Adjustments (pretax):
Loss contingencies - litigation	689	689	689
Costs related to HRB Bank and recapitalization transactions	20,818	20,818	20,818
Gains on AFS securities	(8,138)	(8,138)	(8,138)
Gain on sales of tax offices/businesses	(26)	(26)	(26)
Tax effect of adjustments	—	(5,000)	—
	13,343	8,343	13,343

As adjusted - from continuing operations	$(411,485)	$(230,680)	$(306,106)

		$(0.88)
		0.03
Adjusted EPS		$(0.85)

	Three months ended October 31,		Six months ended October 31,
Supplemental Information	2016	2015	2016	2015

Stock-based compensation expense:
Pretax	$6,931	$7,858	$12,472	$13,876
After-tax	4,467	4,910	7,946	8,677
Amortization of intangible assets:
Pretax	$20,051	$17,865	$38,037	$34,479
After-tax	12,940	11,161	24,233	21,560

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of our core operating performance.
The following are descriptions of adjustments we make for our non-GAAP financial measures:

▪	We exclude losses from settlements and estimated contingent losses from litigation and favorable reserve adjustments. This does not include legal defense costs.

▪	We exclude material non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values.

▪	We exclude material severance and other restructuring charges in connection with the termination of personnel, closure of offices and related costs.

▪	We exclude the material gains and losses on business dispositions, including investment banking, legal and accounting fees from both business dispositions and acquisitions.

▪	We exclude the gains and losses on extinguishment of debt.
We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA from continuing operations and adjusted EBITDA from continuing operations, adjusted pretax and net income of continuing operations, and adjusted diluted earnings per share from continuing operations. Adjusted EBITDA from continuing operations, adjusted pretax and net income from continuing operations, and adjusted diluted earnings per share from continuing operations eliminate the impact of items that we do not consider indicative of our core operating performance and, we believe, provide meaningful information to assist in understanding our financial results, analyzing trends in our underlying business, and assessing our prospects for future performance. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.